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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated June 18, 1997, on our audit of the balance sheet of Viasystems, Inc. We also consent to the reference to our firm under the caption "Experts."

Coopers & Lybrand L.L.P.

St. Louis, Missouri

November 12, 1997